UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011
Glu Mobile Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California	94105

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 800-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment of 2007 Equity Incentive Plan
On June 2, 2011, at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Glu Mobile Inc. (“Glu”), Glu’s stockholders approved an amendment to Glu’s 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan previously provided that no person was eligible to receive grants aggregating more than 333,333 shares in any calendar year other than a new employee of Glu (or any parent or subsidiary of Glu), who would be eligible to receive grants aggregating no more than 666,666 shares in the calendar year in which such employee commenced his or her employment. The amendment to the 2007 Plan increased the 333,333 share existing employee annual limitation to 750,000 shares and increased the 666,666 share new employee annual limitation to 1,500,000 shares. The amendment to the 2007 Plan previously had been approved, subject to stockholder approval, by Glu’s Board of Directors (the “Board”).
A summary of the 2007 Plan amendment is set forth in Glu’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2011 (the “Proxy Statement”). That summary and the foregoing description of the amendment is qualified in its entirety by reference to the text of the 2007 Plan, which is filed as Exhibit 99.01 hereto and incorporated herein by reference.
Acceleration of Stock Options for Ellen F. Siminoff
On June 1, 2011, the Compensation Committee of the Board approved the acceleration in full of the final tranches of two stock options held by Ellen F. Siminoff. The first stock option was granted to Ms. Siminoff when she joined the Board on June 4, 2008 and had a three-year vesting schedule, with the final tranche scheduled to vest on June 4, 2011. The second stock option was granted to Ms. Siminoff on June 3, 2010 and had a one-year vesting schedule, with the final tranche scheduled to vest on June 3, 2011. Because Ms. Siminoff did not stand for re-election at the Annual Meeting held on June 2, 2011, the final tranches of these two options would not have vested absent the action taken by the Compensation Committee. The vesting of a total of 4,274 option shares held by Ms. Siminoff were accelerated.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, held on June 2, 2011, Glu’s stockholders approved the five proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Proxy Statement.
1. The election of two Class I directors to serve on the Board, each to serve until Glu’s annual meeting of stockholders to be held in 2014 and until his successor is elected and qualified, or until his death, resignation or removal:

	Votes	Votes		Broker
Name	For	Withheld	Abstentions	Non-Votes
Hany M. Nada	24,711,415	959,054	0	13,246,814
Benjamin T. Smith, IV	24,686,294	984,175	0	13,246,814
2. The approval of an amendment to the 2007 Plan to increase the number of shares that Glu may grant to an eligible participant under the 2007 Plan during any calendar year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,013,747	4,573,955	82,767	13,246,814

3. The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,163,440	450,724	56,305	13,246,814
4. The approval, on an advisory basis, of the frequency of holding an advisory vote on the compensation of our named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
9,487,477	364,202	12,252,192	3,566,597	13,246,814
5. The ratification of the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,837,620	34,884	44,779	0
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.01	Glu Mobile Inc. 2007 Equity Incentive Plan, as amended and restated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.
June 7, 2011	By:	/s/ Eric R. Ludwig
		Name:	Eric R. Ludwig
		Title:	Senior Vice President, Chief Financial Officer and Chief Administrative Officer

Exhibit Index

99.01	Glu Mobile Inc. 2007 Equity Incentive Plan, as amended and restated.